EXHIBIT 24
POWER OF ATTORNEY
Form 10-K Fiscal Year Ended April 28, 2017

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Bob Evans Farms, Inc., a Delaware corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, the Annual Report of the Company on Form 10-K for the fiscal year ended April 28, 2017, hereby constitutes and appoints Colin M. Daly as his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign both the Annual Report on Form 10-K and any and all amendments and documents related thereto, and to file the same, and any and all exhibits, financial statements and schedules related thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The NASDAQ Stock Market, granting unto the said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand the day and year written to the right of his or her signature. Executed as of the date indicated below.

Name	Signature	Title	Date
Douglas N. Benham	/s/ Douglas N. Benham	Director	June 15, 2017
Charles M. Elson	/s/ Charles M. Elson	Director	June 15, 2017
Mary Kay Haben	/s/ Mary Kay Haben	Director	June 15, 2017
David W. Head	/s/ David W. Head	Director	June 15, 2017
Kathleen S. Lane	/s/ Kathleen S. Lane	Director	June 15, 2017
Eileen A. Mallesch	/s/ Eileen A. Mallesch	Director	June 15, 2017
Larry S. McWilliams	/s/ Larry S. McWilliams	Director	June 15, 2017
Kevin M. Sheehan	/s/ Kevin M. Sheehan	Director	June 15, 2017
J. Michael Townsley	/s/ J. Michael Townsley	Director	June 15, 2017
Michael F. Weinstein	/s/ Michael F. Weinstein	Director	June 15, 2017
Paul S. Williams	/s/ Paul S. Williams	Director	June 15, 2017

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